UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 19, 2013

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 30th Floor New York, NY 10023 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 19, 2013, the Securities and Exchange Commission (the “SEC”) announced that Harbinger Capital Partners LLC, Harbinger Capital Partners Offshore Manager, L.L.C., Harbinger Capital Partners Special Situations GP, L.L.C., and Philip A. Falcone (collectively, the “HCP Parties”) agreed to a settlement with the SEC to resolve all matters related to the two pending civil actions filed by the SEC against the HCP Parties.  The two civil actions were previously disclosed by the Company.

The settlement has been approved by Commissioners of the SEC but remains subject to the approval of the United States District Court for the Southern District of New York.

The Consent reflecting the settlement is available on the SEC’s website. The material terms of the settlement are also described in the Quarterly Report on Form 10-Q for Harbinger Group Inc. (the “Company”) filed with the SEC on May 9, 2013 under Item 1A. Risk Factors — “We are dependent on certain key personnel and our affiliation with Harbinger Capital; Harbinger Capital and certain key personnel exercise significant influence over us and our business activities; and business activities, legal matters and other matters that affect Harbinger Capital and certain key personnel could adversely affect our ability to execute our business strategy,” except that the settlement contains certain admissions of fact by the HCP Parties and increases to five years the period during which Mr. Falcone is barred and enjoined from acting as or being an associated person of any “broker,” “dealer,” “investment adviser,” “municipal securities dealer,” “municipal adviser,” “transfer agent,” or “nationally recognized statistical rating organization,” as those terms are defined in Section 3 of the Securities Exchange Act of 1934 and Section 202 of the Investment Advisers Act of 1940, each as amended (after which Mr. Falcone may seek  the consent of the SEC to have the bar and injunction lifted).

Under the settlement, Mr. Falcone may continue to own and control the Company and serve as its Chief Executive Officer and Chairman of its board.  The Company and its subsidiaries are not parties to the settlement and the duties and obligations described therein are the duties and obligations of the HCP Parties and not of the Company or its subsidiaries.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in this report and certain oral statements made by our representatives from time to time regarding the matters discussed herein, including matters relating to the SEC settlement and civil actions, are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by the Company and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, developments regarding the SEC settlement and civil actions and related matters and those factors listed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Vice President, Counsel and Corporate Secretary

Dated:  August 19, 2013